UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Wacker Drive
Suite 2100
Chicago, Illinois 60606
(Address of Principal Executive Offices)

(312) 489-5800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on November 2, 2025, Coeur Mining, Inc., a Delaware corporation (“Coeur”), New Gold Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“New Gold”), and 1561611 B.C. LTD., a corporation organized and existing under the laws of the Province of British Columbia, Canada and a wholly-owned subsidiary of Coeur (“Canadian Sub”), entered into an arrangement agreement (the “Arrangement Agreement”) and agreed to a strategic business combination transaction pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”). On March 20, 2026 (the “Closing Date”), pursuant to the terms and conditions set forth in the Arrangement Agreement, Coeur (through the Canadian Sub) acquired all of the issued and outstanding common shares of New Gold (each, a “New Gold Common Share”) pursuant to a Plan of Arrangement with New Gold becoming a wholly-owned subsidiary of Coeur.

The foregoing descriptions of the Arrangement and Arrangement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Arrangement Agreement, which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Coeur on November 3, 2025 and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2026, Coeur entered into a Credit Agreement (the “Credit Agreement”) by and among Coeur, as borrower, certain subsidiaries of Coeur, as guarantors, the lenders party thereto and National Bank of Canada, as administrative agent. The Credit Agreement replaced Coeur’s existing credit agreement dated as of September 29, 2017, by and among Coeur, as borrower, certain subsidiaries of Coeur, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent, as amended.

The Credit Agreement provides for a $1,000,000,000 senior secured revolving credit facility (the “Facility”), which may be increased by up to $250,000,000 in incremental loans and commitments subject to the terms of the Credit Agreement. The proceeds of the Facility will be used to finance working capital and general corporate purposes of Coeur and its subsidiaries.

The Facility has a term of five years. The loans under the Facility will bear interest at a rate equal to either a base rate plus a margin ranging from 0.450% to 1.500%, Term SOFR plus a margin ranging from 1.450% to 2.500%, or Daily Simple SOFR plus a margin ranging from 1.450% to 2.500%, in each case as selected by Coeur, with such margin determined in accordance with a pricing grid based upon Coeur’s consolidated net leverage ratio as of the end of the applicable period. Subject to no event of default, upon Coeur receiving at least two of the following debt ratings: BBB- (or better) from S&P, Baa3 (or better) from Moody’s, or BBB- (or better) from Fitch (the “Collateral Release Event”) and the one-time election of Coeur (the “Margin Election”), the applicable margin will instead be determined based upon Coeur’s debt ratings from S&P, Moody’s and Fitch, and will range from 0.125% to 1.000% for Base Rate Loans and from 1.125% to 2.000% for Term SOFR Loans and Daily SOFR Loans.

Coeur is required to pay a commitment fee on the daily unused portion of the Facility. Prior to the Collateral Release Event and the Margin Election, the commitment fee ranges from 0.200% to 0.350% per annum, determined in accordance with a pricing grid based upon Coeur’s consolidated net leverage ratio. Following the Collateral Release Event and the Margin Election, the commitment fee ranges from 0.110% to 0.250% per annum, determined in accordance with a pricing grid based upon Coeur’s debt ratings. Coeur will also pay customary letter of credit fees and other fees under the Credit Agreement.

Voluntary prepayments of the loans under the Credit Agreement are permitted without premium or penalty. Other than a requirement that Coeur prepay outstanding loans and/or cash collateralize letter of credit obligations to the extent that the total revolving outstandings exceed the aggregate revolving commitments then in effect, the Credit Agreement does not require mandatory prepayments of the loans prior to maturity. Amounts repaid may be subsequently reborrowed subject to the terms of the Credit Agreement.

The Facility is secured by a pledge of the shares of certain of Coeur’s domestic and Canadian subsidiaries. Upon the occurrence of the Collateral Release Event, and provided no event of default has occurred and is continuing, the equity pledge will be released and the Facility will be unsecured.

The Credit Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including representations, warranties, and covenants that, among other things, restrict the ability of Coeur and its subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales and make dividends and distributions. The Credit Agreement also contains representations, warranties, and covenants that, among other things, require compliance with environmental laws and maintenance of mining rights. The Credit Agreement also contains financial covenants consisting of (i) prior to the Collateral Release Event and the Margin Election, a consolidated net leverage ratio not to exceed 3.50 to 1.00 and a consolidated interest coverage ratio of not less than 3.00 to 1.00, and (ii) following the Collateral Release Event and the Margin Election, a net debt to capital ratio not to exceed 60%.

Obligations under the Credit Agreement may be accelerated upon the occurrence of certain customary events of default (subject to grace periods and cure rights, as appropriate), including among others: nonpayment of principal, interest or fees; breach of the affirmative, negative or financial covenants; breach of the representations or warranties in any material respect; events of default with respect to other material indebtedness; bankruptcy or insolvency; material judgments entered against Coeur or any of its restricted subsidiaries that are not promptly paid or stayed; termination of or default under any material contract or license relating to the New Afton Mine, the Rainy River Mine, the Las Chispas Mine, the Palmarejo Mine, the Rochester Mine, the Kensington Mine, or the Wharf Mine that could reasonably be expected to result in a material adverse effect; invalidity or unenforceability of the Credit Agreement or other documents associated with the Credit Agreement; and a change of control of Coeur.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Item 3.02 and Item 5.03 of this Current Report on Form 8-K are incorporated by reference in its entirety into this Item 2.01.

At the effective time of the Arrangement (the “Effective Time”), among other things:

•
each New Gold shareholder (other than in respect to New Gold Common Shares held by Coeur or Canadian Sub, and New Gold shareholders who validly exercised dissent rights in connection with the Arrangement) received 0.4959 shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of Coeur (the “Coeur Common Stock”), in exchange for each New Gold Common Share they held;

•
each option to purchase New Gold Common Shares (a “New Gold Option”) outstanding immediately prior to the Effective Time was fully vested and cancelled in exchange for an amount equal to (a) the product of (i) the number of New Gold common shares for which such New Gold Options may be exercised, and (ii) the volume weighted average share price of the New Gold Common Shares on the Toronto Stock Exchange (during continuous trading hours) for the five trading days ending on the third business day prior to the Closing Date, less (b) its exercise price;

•
all deferred share units of New Gold (“New Gold DSUs”) were fully vested in exchange for a cash payment from New Gold, calculated in accordance with the terms of the deferred share unit plan of New Gold effective May 6, 2010 (except that the calculation of the amounts payable was determined as of the third business day prior to the Closing Date);

•
all performance share units of New Gold (“New Gold PSUs”) were fully vested in exchange for a cash payment from New Gold, calculated in accordance with the terms of the long term incentive plan of New Gold effective February 19, 2025 (the “LTIP”) (except that the calculation of the amounts payable was determined as at the third business day prior to the Closing Date) immediately prior to the Effective Time provided that (A) the vesting multiplier applicable to all calculation periods ending on or prior to the third business day prior to the Closing Date for each New Gold PSU was determined based on the terms of the LTIP and (B) the vesting multiplier applicable to all calculation periods ending after the third business day prior to the Closing Date for each New Gold PSU was (i) 100%, in the case of New Gold employees who were employed by Coeur, New Gold or any of their respective subsidiaries following the Effective Time (“Continuing Employees”); or (ii) 150%, in the case of New Gold employees whose employment with New Gold or any of its subsidiaries was terminated at or immediately prior to the Effective Time (“Non-Continuing Employees”);

•	all restricted share units of New Gold (“New Gold RSUs”) were treated as follows:

•
New Gold RSUs held by Non-Continuing Employees (“Accelerated RSUs”) were fully vested pursuant to, and redeemed for cash in accordance with, the terms of the LTIP (except that the calculation of the amounts payable was determined as of the third business day prior to the Closing Date); and

•
New Gold RSUs held by Continuing Employees were (1) amended by multiplying each such New Gold RSU by the Exchange Ratio, and thereafter, the holder thereof was entitled to the number of New Gold RSUs as is equal to the product of such amendment (the “Revised New Gold RSUs”); (2) upon the vesting of such Revised New Gold RSUs following the Effective Time, each such Revised New Gold RSU entitled the holder thereof to receive a payment in cash, in accordance with the terms of the LTIP, with reference to the trading price of the Coeur Shares rather than the New Gold Shares, and (3) such Revised New Gold RSUs remained outstanding and governed by the terms of the LTIP and any document evidencing the New Gold RSUs (subject to amendments as contemplated in the Arrangement Agreement).

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed under Item 2.01 is incorporated into this Item 3.02 in its entirety. The securities issued pursuant to the Arrangement Agreement, consisting of approximately 393 million shares of Coeur Common Stock were issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on February 17, 2026, Coeur’s Board of Directors (the “Coeur Board”) approved the appointment of Mr. Patrick Godin and Ms. Marilyn Schonberner to the Coeur Board, effective at, and contingent upon, the completion of the Arrangement. Effective as of the Closing Date, Mr. Godin and Ms. Schonberner have been appointed to the Coeur Board and Ms. Schonberner has been appointed to the Audit Committee of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 5.03.

On March 19, 2026, Coeur’s certificate of incorporation was amended in connection with the Arrangement and in accordance with the terms of the Arrangement Agreement in the form attached hereto as Exhibit 3.1 (the “Certificate of Incorporation Amendment”), to increase the number of authorized shares of Coeur Common Stock from 900,000,000 shares to 1,300,000,000 shares, such share authorization having been approved at Coeur’s special meeting of stockholders held on January 27, 2026.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

Press Release

On March 23, 2026, Coeur issued a press release (the “Press Release”) announcing the completion of the Arrangement, issuing updated reserves and resources estimates for the New Afton and Rainy River properties acquired in the Arrangement, and issuing updated production, cost and expense guidance for 2026. The Press Release also announced that the Coeur Board had authorized an expanded $750 million share repurchase program, which incorporates and supersedes the previous plan announced on May 27, 2025, effective through March 19, 2029. The Press Release also announced that the Coeur Board had approved an updated financial policy, under which Coeur anticipates paying a semi-annual dividend of $0.02 per share of Coeur Common Stock, beginning in the second quarter of 2026.  A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Exchange Offer

On March 23, 2026, Coeur issued a press release announcing that it has commenced an offer to exchange (the “Exchange Offer”) any and all of the outstanding $400,000,000 in aggregate principal amount of 6.875% Senior Notes due 2032 (the “Existing Notes”) issued by New Gold Inc. for new 6.875% Senior Notes due 2032 to be issued by Coeur (the “New Notes”) and cash consideration. The Exchange Offer is being made on the terms and subject to the conditions set forth in the exchange offer and consent solicitation statement dated March 23, 2026 (the “Exchange Offer Memorandum and Consent Solicitation Statement”). The Exchange Offer will expire at 5:00 p.m., New York City time, on April 20, 2026, unless extended or terminated (such date and time, as the same may be extended, the “Expiration Date”). For each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York time, on April 3, 2026, unless extended or terminated (such date and time, as the same may be extended, the “Early Participation Date”), Eligible Holders of Existing Notes will be eligible to receive the total consideration (the “Total Consideration”), which includes early participation cash consideration of $2.00 in cash (the “Early Participation Cash Consideration”) and an early participation premium, payable in additional principal amount of New Notes, of $50 (the “Early Participation Premium”). For each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn after the Early Participation Date and on or prior to the Expiration Date, Eligible Holders of Existing Notes will be eligible to receive $950 principal amount of New Notes (the “Exchange Consideration”).

In conjunction with the Exchange Offer, Coeur is concurrently soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Existing Notes (the “Existing Notes Indenture”) to, among other things, eliminate from the Existing Notes Indenture (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the restrictions on New Gold consolidating with or merging into another person or conveying, transferring or leasing all or any of its properties and assets to any person, (iv) the reporting covenant, and (v) the obligation to offer to exchange the Existing Notes upon certain change of control transactions (including the Transaction, as defined below) (collectively, the “Proposed Amendments”). The Proposed Amendments require the consent of the holders of not less than a majority in principal amount of the Existing Notes outstanding (the “Requisite Consent”). If the Requisite Consent is obtained, any remaining Existing Notes not tendered and exchanged for New Notes will be governed by the amended indenture. The Exchange Offer and the Consent Solicitation are subject to the same conditions, and any waiver of a condition by Coeur with respect to the Exchange Offer will automatically waive such condition with respect to the Consent Solicitation, as applicable.

As previously announced, Coeur has completed the acquisition of all of the issued and outstanding shares of New Gold (the “Transaction”). The consummation of the Transaction constitutes a “change of control” under the Existing Notes Indenture. Accordingly, pursuant to the existing terms of the Existing Notes Indenture, New Gold would be obliged to, within 30 days of the consummation of the Transaction, make an offer to repurchase all outstanding Existing Notes at a purchase price equal to 101% of the principal amount of the Existing Notes, plus accrued and unpaid interest, if any to, but excluding, the date of repurchase, in connection with the consummation of the Transaction (the “Change of Control Offer”). However, if the Exchange Offer is consummated and the Proposed Amendments are adopted, Coeur will no longer be obliged to make the Change of Control Offer.

A copy of the press release is attached as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

On March 23, 2026, Coeur issued a technical report summary for its New Afton Mine (the “New Afton Report”). The New Afton Report is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

On March 23, 2026, Coeur issued a technical report summary for its Rainy River Mine (the “Rainy River Report”). The Rainy River Report is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains numerous forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements relating to, but not limited to, any statements concerning the results, effects, benefits, and synergies of the Arrangement, future opportunities for the combined company, future financial performance and condition, guidance, any statements regarding the expected timetable for the Exchange Offer and the Consent Solicitation, the expected results of the Exchange Offer, the effects of, and expected timeline for the adoption of, the Proposed Amendments, whether the New Gold Change of Control Offer will be made, and any other statements regarding Coeur’s or New Gold’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include, but are not limited to, statements regarding the form and results of the Exchange Offer and the Consent Solicitation; Coeur’s or New Gold’s plans and expectations with respect to the acquisition of New Gold pursuant to the Arrangement,  the anticipated impact of the Arrangement on the combined company’s results of operations, financial position, growth opportunities and competitive position, and related strategies, plans and integration. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 or “forward-looking information” within the meaning of applicable Canadian securities laws.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that Eligible Holders of New Gold may not tender the Existing Notes in the Exchange Offer and may not deliver their consents in the Consent Solicitation; the risk that any other condition to closing of the Exchange Offer and the Consent Solicitation may not be satisfied; the risk that the closing of the Exchange Offer and the Consent Solicitation might be delayed or not occur at all; Coeur’s ability to comply with covenants in New Gold’s Existing Notes and Existing Notes Indenture; Coeur’s ability to obtain amendments to the covenants in the Existing Notes and Existing Notes Indenture; potential adverse reactions or changes to business or employee relationships of Coeur or New Gold, including those resulting from the announcement or completion of the Exchange Offer; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Coeur and New Gold; the effects of the business combination of Coeur and New Gold, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the risk of any litigation relating to the Transaction; the risk of changes in governmental regulations or enforcement practices; the effects of commodity prices, life of mine estimates; the timing and amount of estimated future production; the risks of mining activities; and the fact that operating costs and business disruption may be greater than expected. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, gold, silver and copper market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in the Exchange Offer Memorandum and Consent Solicitation Statement under “Risk Factors,” in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2025, which is on file with the SEC and available from Coeur’s website at www.coeur.com under the “Investors” tab, and in other documents Coeur’s files with the SEC and in New Gold’s annual information form for the year ended December 31, 2024, which is on file with the SEC and on SEDAR+ and available from New Gold’s website at www.newgold.com under the “Investors” tab, and in other documents New Gold files with the SEC or on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Coeur nor New Gold assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. This report does not constitute an offer of any securities for sale.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. They will be filed with the SEC by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. It will be filed with the SEC by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	List of Exhibits

Exhibit No.	Description
2.1*
Arrangement Agreement, dated as of November 2, 2025 by and among Coeur Mining, Inc., New Gold Inc., and 1561611 B.C. LTD. (incorporated by reference to Exhibit 2.1 of Coeur’s Current Report on Form 8-K filed with the SEC on November 3, 2025).

3.1	Amendment to the Certificate of Incorporation of Coeur Mining, Inc., dated March 19, 2026.
10.1
Credit Agreement, dated as of March 20, 2026, by and among Coeur Mining, Inc., as borrower, certain subsidiaries of Coeur Mining, Inc., as guarantors, the lenders party thereto and National Bank of Canada, as administrative agent.

23.1	Consent of Qualified Person – Tyler Roberts.
23.2	Consent of Qualified Person – Devin Wade.
23.3	Consent of Qualified Person – Jenifer Katchen.
23.4	Consent of Qualified Person – Vincent Nadeau-Benoit.
23.5	Consent of Qualified Person – Matthew Davis.
23.6	Consent of Qualified Person – Emily O’Hara.
23.7	Consent of Qualified Person – Corey Kamp.
23.8	Consent of Qualified Person – Michael Kontzamanis.
23.9	Consent of Qualified Person – Caroline Daoust.
23.10	Consent of Qualified Person – Vincent Nadeau-Benoit.
23.11	Consent of Qualified Person – Emily O’Hara.
23.12	Consent of Qualified Person – Mohammad Taghimohammadi.
23.13	Consent of Qualified Person – Travis Pastachak.
99.1	Press Release, dated March 23, 2026, issued by Coeur Mining, Inc.
99.2	Press Release, dated March 23, 2026, issued by Coeur Mining, Inc.
99.3	Technical Report Summary for the New Afton Mine effective December 31, 2025.
99.4	Technical Report Summary for the Rainy River Mine effective December 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Coeur hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Dated: March 23, 2026	By:	/s/ Thomas S. Whelan
Name:	Thomas S. Whelan
Title:	Executive Vice President and Chief Financial Officer